Exhibit (c)(12)

Round 1 Bid Review

July 29th, 2026

Table of Contents

I Overview of Proposals

Executive Summary

- Round 1 of the process launched on June 20th, with the opening of the data room for potential bidders
- Management Meetings were held during the weeks of June 22nd and June 29th
- Additional materials were provided over the subsequent month, and several potential bidders elected to engage further with management on select topics
- The Round 1 bid deadline was set for July 27th for all participating parties
- We received 6 IOIs: 5 from lead GPs and 1 from a non-lead GP. An additional 6 parties that did not submit IOIs indicated interest as potential followers contingent on the selected lead

First Round Participation

Lead GPs (10)

[redacted] [redacted] [redacted] [redacted]

[redacted] [redacted] [redacted]

[redacted] SEQUENCE | HOLDINGS / [redacted]

Other GPs (6)

[redacted] [redacted]

[redacted] [redacted]

[redacted] [redacted]

LP Co-Investors (3)

[redacted]

[redacted]

[redacted]

IOIs Received

Lead GPs (5)

[redacted] [redacted] [redacted]

SEQUENCE | HOLDINGS / [redacted]

Other GPs (1)

[redacted]

"Potential Followers"

Other GPs / LP Co-Investors (6)

[redacted] [redacted]

[redacted] [redacted]

[redacted] [redacted]

1. All parties received management meetings in first round except [redacted] and [redacted].

2. [redacted] feedback indicated they would be a potential LP co-investor rather than a lead.

Summary of Round 1 Proposals: Headline Valuation

($ in M, unless per share data)



Cash Offer Price per Share
Range to High End
$31.75
$28.50
$27.00
$25.00
$27.00
$24.00
$25.00
$24.00

	SEQUENCE | HOLDINGS /	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
Offer Share Price (Cash)	$31.75	$28.50	$25.00 – $27.00	$24.00 – $27.00	$25.00	$24.00
Stated Equity Value	$4,472	$3,860	$3,673 (mid)	~$3,400 – $3,800	$3,608	$3,380
Stated Enterprise Value	$7,679	$7,456	$6,951 (mid)	~$6,400 – $6800	$6,593	$6,770

1. Reflects consortium participation (~$500M equity), not a standalone bid; conditioned on pairing with a lead bidder.

Overview of Proposals *(1/6)*

($ in M, unless per share data)

	SEQUENCE | HOLDINGS / DFO	[redacted]	[redacted]
Offer Price per Share (Cash)	$31.75	$28.50	$25.00 – $27.00
Stated Equity Value	$4,472	$3,860	$3,673 (mid)
Stated Enterprise Value[2]	$7,679	$7,456	$6,951 (mid)
Total Equity to EV Bridge	$3,207	$3,596	$3,279 (mid)
Debt	$2,495M total debt (Q2'26 flash)	$2,495M reported debt (Q2'26 flash)	$2,501M: senior debt $1,593M + senior secured notes $606M (incl. 1% change-of-control premium) + revolver $302M (Q2'26 flash)
Cash	($184M) cash (Q2'26 flash)	($184M) cash (Q2'26 flash)	($184M) cash (Q2'26 flash)
Earnouts	Not split – combined in $466M "Deferred Payments & Earn-Out Liability" line below	$250M "Earnouts Paid at Close" (Earnout Databook); further earnouts included in $359M combined line below	$250M "CAC Earnouts" (Earnout Databook); further earnouts included in $336M combined line below
Deferred Consideration	$466M "Deferred Payments & Earn-Out Liability" – combined line incl. earnouts; not split	$359M "Rolled Earnouts / Deferred Consideration" – future modeled earnouts / deferred consideration from past M&A + Hippo earnout (Earnout Databook); combined line; not split	$336M "Other Earnouts and Deferred Compensation" – all expected earnouts / deferred cash consideration excl. CAC (undiscounted, per Financial Model); combined line; not split
Other Debt-Like Items	$62M total (components not individually quantified): bond make-whole + IAS commission buydown + accrued severance + taxes payable + USF commitment, net of interest rate swap & cap value	$351M total: RSA / PSU contingent cash awards $176M (RSAs $113M + PSUs $63M) + est. sellside transaction fees $100M + IAS commission buy-down $33M + senior notes breakage $26M + NMRE losses $16M	~$51M total: IAS commission buy-down $33M + 2027 NMRE losses $11M + accrued severance $5M + 50% USF commitment $1M + taxes payable $1M

1. Reflects consortium participation (~$500M equity), not a standalone bid; conditioned on pairing with a lead bidder.
2. Per bidder view of adjusted net debt items.

Overview of Proposals *(2/6)*

($ in M, unless per share data)

	SEQUENCE | HOLDINGS / DFO	[redacted]	[redacted]
Valuation – EV / 12/31/26E PF Synergized EBITDA ($502.4M)	15.3x	14.8x	13.8x (mid)
Bidder Methodology	15.9x 2026E PF Syn. EBITDA less NCI & P&I ($483.5M); 18.0x LTM Q1'26 ($426.5M)	17.5x own 2026E [redacted] Adj. EBITDA ($425M, converts SBC to cash); incl. $100M sellside fees in EV	EV-based bid; no own EBITDA basis disclosed; Exhibit A at $26.00 midpoint
TRA Value & Treatment	Early termination per terms; $368M; requests Board OK to negotiate directly with TRA holders	Settled at close for $324M (flagged as subject to ongoing discussion)	NOT terminated - remains outstanding, paid over time per terms; $325M held as debt-like (mid)
Rollover (if any)	Significant rollover expected; certain commitments a bid condition	Meaningful rollover from mgmt & key colleagues expected; not sized or conditioned	Significant mgmt & employee ownership expected; level TBD
Sources of Financing	$3.7B common (DFO ECL) + $1.25B preferred (DFO) + $3,188M term loan (MS Illustrative TS; 6.5x gross)	Equity: [redacted] + co-invest / LPs; debt via [redacted] - quantum / leverage TBD	~$500M equity ([redacted] + LP co-invest) within consortium; debt ~6.25x Credit Agreement EBITDA
Financing Conditions	None – no financing conditions in definitive docs (stated)	Silent in letter	None as of signing (stated)
Internal Approvals / IC Status	No additional internal approvals required	IC reviewed; final IC approval required - convenable on short notice	GPs hold full discretion; no further internal approvals

1. Reflects consortium participation (~$500M equity), not a standalone bid; conditioned on pairing with a lead bidder.

Overview of Proposals *(3/6)*

($ in M, unless per share data)

	SEQUENCE HOLDINGS / DFO	[redacted]	[redacted]
Regulatory Approvals & Key Conditions	HSR + TDI Form A closing condition; rejected HOHW but willing to agree to MAE on Company	Customary clearances; no delays or significant pre-conditions expected; accepted HOHW on Company; Willkie Farr engaged	Customary approvals only; no relevance from existing investments
Time to Sign	Not specified; "prepared to move quickly"	3 weeks to complete diligence; documents in parallel	~4 weeks; may adjust with consortium partners
Exclusivity Period	Not requested	Not requested	Not requested
Merger Agreement Markup	Issues list only (L&W / S&C); markup next phase	Full markup submitted (K&E)	None - "generally comfortable" with draft; counsel not yet engaged

1. Reflects consortium participation (~$500M equity), not a standalone bid; conditioned on pairing with a lead bidder.

Overview of Proposals *(4/6)*

($ in M, unless per share data)

	[redacted]	[redacted]	[redacted]
Offer Price per Share (Cash)	$24.00 – $27.00	$25.00	$24.00
Stated Equity Value	~$3,400 – $3,800	$3,608	$3,380
Stated Enterprise Value[1]	~$6,400 – $6,800	$6,593	$6,770
Total Equity to EV Bridge	~$3,000 (low & high)	$2,985	$3,390
Debt	Not itemized – "adjusted indebtedness" as of 3/31/26 per sell-side balance sheet databook	$2,409M "Indebtedness, as reported" (3/31/26)	$2,495M: term loan $1,593M + senior notes $600M + revolver $302M (Q2'26 flash)
Cash	Not itemized – "operating cash" as of 3/31/26 per sell-side balance sheet databook	($130M) operating cash (3/31/26)	($184M) cash (Q2'26 flash)
Earnouts	Not disclosed – no earnout / deferred detail in letter	$266M "Consideration earnout liability"	$345M "Earnout + Deferred Consideration (PwC Est.)" (draft QoE databook); combined line; not split
Deferred Consideration	Not disclosed	$159M "Deferred payment partnerships"	$250M "CAC Deferred Consideration" (Earnout Databook); deferred also included in $345M combined line above
Other Debt-Like Items	Not disclosed	~$108M net total: unvested share awards redeemed $38M + ELT PSUs $35M + IAS commission buy-down $33M + NMRE projected losses $28M + accrued severance $5M + taxes payable $1M, less NWC adjustment ($30M) and net captive position ($2M); LTIPs / SBC and transaction expenses left open "[ ]"	$175M total: Lennar NCI $98M + senior notes make-whole fee $37M + IAS commission buydown $33M + accrued severance $5M + donation commitment to USF $3M + shareholder lawsuit $2M + taxes payable $1M – value of derivative assets ($4M)

1. *Per bidder view of adjusted net debt items.*

Overview of Proposals *(5/6)*

($ in M, unless per share data)

	[redacted]	[redacted]	[redacted]
Valuation – EV / 12/31/26E PF Synergized EBITDA ($502.4M)	12.7x – 13.5x	13.1x	13.5x
Bidder Methodology	13.5x-14.5x own 2026E PF Run-Rate EBITDA view ($471M)	14.6x Buyside PF Syn. EBITDA ($450.0M); 13.1x Mgmt case ($502.4M)	13.5x Mgmt Private PF Syn. EBITDA ($502.4M); pre-funds all earnouts / deferred comp within EV
TRA Value & Treatment	Early termination: $310-333M across price range (Tax Buyer Model)	Terminated at close; $172M at 18% discount rate; early termination structure / terms to be discussed at appropriate time	Early termination: $310M; TRA Amendment at signing (closing condition)
Rollover (if any)	Expects 100% roll from family / senior mgmt / founding partners; at least 50% from all other employees	Welcomes significant rollover (family, mgmt, employees); not yet sized	$1,170M illustrative (family $292M / CAC $453M / other $426M); can fund full equity without
Sources of Financing	Equity: [redacted] + LP co-invest; open to second GP; debt quantum / leverage TBD	Equity: [redacted] (~$26B), open to GP partner; debt: 6.75x from relationship banks	$3,844M equity – $2,674M [redacted] + LP co-invest; $3,266M term loan (6.5x; [redacted] Illustrative TS)
Financing Conditions	Silent in letter	Silent in letter	None – closing not subject to any financing condition (stated)
Internal Approvals / IC Status	Approvals in place to submit IOI; binding bid requires final IC approval	IC supportive of diligence; binding bid requires final IC approval	IC reviewed and supportive; no further approvals required

Overview of Proposals *(6/6)*

($ in M, unless per share data)

	[redacted]	[redacted]	[redacted]
Regulatory Approvals & Key Conditions	HSR + TX reciprocal / FINRA / state insurance to discuss; no impediment from existing holdings	HSR + customary	HSR + state insurance / broker-dealer; 9 distribution portfolio cos. [redacted]
Time to Sign	Not specified; "prepared to move in an expeditious manner"	30–45 days	4–6 weeks
Exclusivity Period	Not requested	Not requested	Not requested
Merger Agreement Markup	Issues list only (Wachtell)	Issues list only (STB)	Full markup submitted (K&E)

II Implied Multiples

Multiples and Premiums

($ in M, unless per share data)

		[redacted]					
Offer Price per Share (Cash)	$31.75	$28.50	$25.00 – $27.00	$24.00 – $27.00	$25.00	$24.00
Stated Equity Value	$4,472	$3,860	$3,673 (mid)	~$3,400 – $3,800	$3,608	$3,380
Stated Enterprise Value[1]	$7,679	$7,456	$6,951 (mid)	~$6,400 – $6,800	$6,593	$6,770
TEV Multiple on 12/31/26E PF Synergized EBITDA (Illustrative Private Market Opportunity Case): $502.4M	15.3x	14.8x	13.8x (mid)	12.7x – 13.5x	13.1x	13.5x
TEV Multiple on 12/31/26E PF Adj. EBITDA (LRP): $493.1M	15.6x	15.1x	14.1x (mid)	13.0x – 13.8x	13.4x	13.7x
TEV Multiple on 12/31/26E Public Company EBITDA (Equity Research Consensus Estimate): $468.7M	16.4x	15.9x	14.8x (mid)	13.7x – 14.5x	14.1x	14.4x
TEV Multiple on LTM 3/31/26 QoE PF Adj EBITDA: $440.9M	17.4x	16.9x	15.8x (mid)	14.5x – 15.4x	15.0x	15.4x
TEV Multiple on LTM 3/31/26 Public Adj EBITDA: $364.9M	21.0x	20.4x	19.0x (mid)	17.5x – 18.6x	18.1x	18.6x
Premium To:						
Unaffected Share Price (6/17/26)	83.2%	64.5%	44.3% – 55.8%	38.5% – 55.8%	44.3%	38.5%
30-day VWAP (as of 6/17/26)	62.0%	45.4%	27.6% – 37.8%	22.5% – 37.8%	27.6%	22.5%
60-day VWAP (as of 6/17/26)	49.5%	34.2%	17.7% – 27.1%	13.0% – 27.1%	17.7%	13.0%
90-day VWAP (as of 6/17/26)	53.4%	37.7%	20.8% – 30.5%	16.0% – 30.5%	20.8%	16.0%
120-day VWAP (as of 6/17/26)	48.8%	33.6%	17.2% – 26.5%	12.5% – 26.5%	17.2%	12.5%
180-day VWAP (as of 6/17/26)	41.9%	27.4%	11.7% – 20.7%	7.3% – 20.7%	11.7%	7.3%

Source: FactSet.
1. Per bidder view of adjusted net debt items.

[redacted] Full Preliminary Proposal Summaries

Detailed Proposal Summary – *Sequence and DFO (1/2)*

Category	Summary
Purchaser Overview	▪ Sequence AI Holdings (permanent holdco backed by 8VC, Lux, Conviction; embeds AI engineers) + DFO (Michael Dell family office) ▪ DFO 20+ years investing in insurance; specific current insurance holdings not disclosed in letter ▪ New Holdco wholly owned by the Buyers; equity anchored by DFO
Offer Price per Share (Cash) and Valuation	▪ $31.75 / share cash – 83.2% premium to unaffected $17.33; 62.0% to 30-day VWAP ▪ Equity ~$4,472M (140.8M FDSO); EV ~$7,679M
Key Bridge Items	▪ Bridge: debt $2,495M – cash $184M + deferred / earnout $466M + TRA $368M + other $62M
Basis for Valuation	▪ 15.9x 2026E PF Syn. EBITDA less NCI & P&I ($483.5M); 15.3x Mgmt case ($502.4M); 18.0x LTM Q1'26 ▪ Thesis: AI-led transformation of distribution with permanent, long-term capital
TRA Value & Treatment	▪ Accelerated per terms; $368M termination payment in EV bridge ▪ Requests Board permission to negotiate quantum / timing directly with TRA holders
Rollover	▪ Significant rollover expected (family, mgmt, key employees); pari passu; certain commitments a bid condition
Financing	▪ ~$3.7B common equity (DFO ECL) + $1.25B preferred (DFO commitment) ▪ $3,188M term loan (MS staple; 6.5x); Moelis engaged ▪ Equity fully committed at signing; no financing conditions in definitive docs

Detailed Proposal Summary – *Sequence and DFO (2/2)*

Category	Summary
Merger Agreement Markup	▪ Issues list only; full markup next phase (Latham & Watkins / Sullivan & Cromwell)
Regulatory	▪ HSR + insurance approvals incl. TDI Form A (TX reciprocal exchange) ▪ Burdensome-condition limiter; no affiliate remedies; rejects regulatory termination fee
Approvals, Conditions & Timing	▪ No additional internal approvals required ▪ Conditions incl. rollover commitments, Board approvals, confirmatory diligence ▪ No stated timeline – "prepared to move quickly"
Due Diligence	▪ Material third-party work already complete; confirmatory scope remains ▪ Focus: value creation, M&A / hiring pipeline, QoE, actuarial, 2026–27 forecast, R&W insurance
Advisors & Key Contacts	▪ Piper Sandler (financial); Moelis (capital markets); Latham & Watkins / Sullivan & Cromwell (legal); EY-Parthenon (accounting / tax / actuarial / IT) ▪ Contacts: Michael Lee (Sequence CEO); Dan Bitar (DFO)
Other Material Assumptions	▪ N/A

Detailed Proposal Summary – [redacted] (1/2)

[redacted]

Category	Summary
Purchaser Overview	[redacted]
Offer Price per Share (Cash) and Valuation	▪ $28.50 / share fully diluted cash – 64% premium to unaffected $17.33 (6/17/26) ▪ Equity $3,860M (135.4M common shares; unvested RSAs / PSUs $176M carried in EV as cash awards)[1]; TEV $7,456M
Key Bridge Items	▪ Bridge: net debt $2,311M + earnouts / deferred $609M + TRA $324M + other debt-likes $175M (incl. $100M sellside fees)
Basis for Valuation	▪ 17.5x own 2026E "[redacted] Adj. EBITDA" of $425M (public co. $460M less SBC-to-cash conversion and Lennar NCI, plus NMRE addback) ▪ Based on VDR materials and management engagement; line-by-line source citations in Exhibit A
TRA Value & Treatment	▪ Settled at close for $324M (included in EV bridge) ▪ Markup leaves TRA treatment as "subject to ongoing discussion" ▪ No commentary on negotiation protocol with TRA holders
Rollover & Management	▪ Expects rollover representing a meaningful portion of management's and key colleagues' existing ownership; to be discussed at appropriate time
Financing	▪ Equity from [redacted] + co-investors and/or existing LPs ▪ Debt via [redacted] informed by data-room illustrative term sheets; capital structure to be finalized with management ▪ Not committed at IOI; letter silent on financing conditions

1. [redacted] assumptions.

Detailed Proposal Summary – [redacted] *(2/2)*

[redacted]

Category	Summary
Merger Agreement Markup	[redacted]
Regulatory	
Approvals, Conditions & Timing	
Due Diligence	
Advisors & Key Contacts	
Other Material Assumptions	

Detailed Proposal Summary – [redacted] (1/2)

[redacted]

Category	Summary
Purchaser Overview	[redacted]
Offer Price per Share (Cash) and Valuation	▪ $25.00 – $27.00 / share (EV-based) – ~30–40% premium to unaffected 30-day VWAP; 44.3% – 55.8% to unaffected close $17.33 ▪ At $26.00 midpoint: Equity $3,672.5M (141.252M FDSO); TEV $6,951.1M
Key Bridge Items	▪ Bridge: net debt $2,316.8M + debt-likes $961.7M (TRA $325.1M, earnouts / deferred $586.2M, other)
Basis for Valuation	▪ No own EBITDA basis disclosed – bid framed on enterprise value; Exhibit A illustrative at midpoint of range ▪ Reflects data room review, management discussions, and advisor work to date ([redacted]; EY QoE)
TRA Value & Treatment	▪ TRA assumed to remain outstanding – satisfied over time per its terms (no early termination payment at close) ▪ $325.1M ascribed at midpoint (Early Termination Payment per Tax Buyer / EY model) as a debt-like item; treatment to be aligned across consortium
Rollover	▪ Expects management & employees to retain significant ownership; rollover from certain existing shareholders – level TBD, balancing monetization vs. alignment
Financing	▪ ~$500M [redacted] equity: [redacted] + programmatic LP co-invest (expedited process); balance from consortium partners and rollover ▪ New debt ~6.25x Credit Agreement EBITDA – broadly syndicated or direct lenders; assumes ~$586M of earnouts / deferred comp ▪ Not committed at IOI; states no financing conditions as of signing

Detailed Proposal Summary – [redacted] (2/2)

[redacted]

Category	Summary
Merger Agreement Markup	[redacted]
Regulatory	
Approvals, Conditions & Timing	
Due Diligence	
Advisors & Key Contacts	
Other Material Assumptions	

Detailed Proposal Summary – [redacted] *(1/2)*

[redacted]

Category	Summary
Purchaser Overview	[redacted]
Offer Price per Share (Cash) and Valuation	▪ $24.00 – $27.00 / share cash – 38.5% – 55.8% premium to unaffected $17.33 (6/17/26) ▪ Equity $3.4 – 3.8B (Data Room FDSO, high-end RSU counts); TEV $6.4 – 6.8B
Key Bridge Items	▪ Bridge: 3/31/26 operating cash & adjusted indebtedness per sell-side databook + TRA $310 – 333M
Basis for Valuation	▪ 13.5x – 14.5x own preliminary 2026E PF Run-Rate EBITDA view ($471M) ▪ FDSO and equity-to-EV bridge subject to continued refinement / diligence
TRA Value & Treatment	▪ Terminated at closing; $310 – 333M discounted early termination payment across price range (Tax Buyer Model) ▪ No TRA holder discussions without written Board authorization
Rollover & Management	▪ Expects 100% roll from Baldwin family, senior mgmt & active founding partners; ≥50% from all other employees; tax-free rollover option planned
Financing	▪ Equity from flagship funds [redacted]; LP co-invest if advanced; open to second GP ▪ Debt financing intended – leverage / quantum unspecified; cash consideration except rollover ▪ Not committed at IOI; silent on financing conditions

Detailed Proposal Summary – [redacted] (2/2)

[redacted]

Category	Summary
Merger Agreement Markup	[redacted]
Regulatory	
Approvals, Conditions & Timing	
Due Diligence	
Advisors & Key Contacts	
Other Material Assumptions	

Detailed Proposal Summary – [redacted] *(1/2)*

[redacted]

Category	Summary
Purchaser Overview	[redacted]
Offer Price per Share (Cash) and Valuation[1]	▪ $25.00 / share cash – ~44% premium to unaffected $17.33 (6/17/26) ▪ Equity $3,608M (144.3M FDSO); TEV $6,593M
Key Bridge Items[1]	▪ Bridge incl. $3,146M adjusted indebtedness (earnouts, deferred payments, TRA, equity awards)
Basis for Valuation	▪ 14.6x own Buyside PF Syn. EBITDA ($450.0M); 13.1x Mgmt case ($502.4M) ▪ Based on data room review and diligence to date; transaction expenses and LTIP / SBC remain open "[ ]" items in bridge ▪ Pre-2028 RSAs cashed out, remainder rolled; ELT PSUs redeemed at Target / Superior midpoint
TRA Value & Treatment	▪ Terminated in conjunction with transaction; $172M at 18% discount rate (market precedent) ▪ Early termination terms to be discussed
Rollover	▪ Welcomes significant rollover – Baldwin family, management, employees; not yet sized
Financing	▪ Equity from [redacted] (~$26B); can fund 100%; open to GP partner ▪ 6.75x total debt from relationship banks ▪ Not committed at IOI; silent on financing conditions

1. FDSO and bridge based on 3/31/2026 balance sheet, not Q2 flash balance sheet provided on 7/22/26.

Detailed Proposal Summary – [redacted] *(2/2)*

[redacted]

Category	Summary
Merger Agreement Markup	[redacted]
Regulatory	
Approvals, Conditions & Timing	
Due Diligence	
Advisors & Key Contacts	
Other Material Assumptions	

Detailed Proposal Summary – [redacted] *(1/2)*

[redacted]

Category	Summary
Purchaser Overview	[redacted]
Offer Price per Share (Cash) and Valuation	▪ $24.00 / share cash – 38.5% premium to unaffected $17.33 (22.0% to comp-adjusted $19.67) ▪ Equity $3,380M (140.8M FDSO); TEV $6,770M
Key Bridge Items	▪ Bridge: net debt $2,311M + TRA $310M + earnouts / deferred $595M + other debt-likes ~$175M
Basis for Valuation	▪ 13.5x Mgmt Private PF Syn. EBITDA ($502.4M) ▪ EV pre-funds all earnouts, deferred consideration and deferred comp ▪ Based on VDR review, management sessions and insurance sector experience
TRA Value & Treatment	▪ Terminated at closing; $310M payment (Tax Buyer Model at $24.00) ▪ No TRA holder discussions until Board authorizes ▪ Markup requires TRA Amendment at signing; in force at closing (condition)
Rollover	▪ Welcomes meaningful rollover; none negotiated (awaiting Board authorization) ▪ Illustrative $1,170M roll: family $292M / CAC 100% $453M / other $426M ▪ Can fund full equity under range of rollover scenarios
Financing	▪ $3,844M total equity – $2,674M [redacted] co-invest (assuming $1,170M roll) ▪ $3,266M term loan (6.5x, S+375; [redacted]) ▪ No commitments at IOI (per NDA); fully committed debt + equity at signing; no financing conditions

Detailed Proposal Summary – [redacted] (2/2)

[redacted]

Category	Summary
Merger Agreement Markup	[redacted]
Regulatory	
Approvals, Conditions & Timing	
Due Diligence	
Advisors & Key Contacts	
Other Material Assumptions	

[redacted] Timeline

Illustrative Process Timeline

Week Of:		1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	
		4/27	5/4	5/11	5/18	5/25	6/1	6/8	6/15	6/22	6/29	7/6	7/13	7/20	7/27	8/3	8/10	8/17	8/24	8/31	
Workstream	**Primary Responsibility**																				
Pre-Process																					
Pre-process preparation	Ardea / BWIN	■	■	■	■	■	■	■	■												
Round I																					
Board Approval	Ardea / BWIN							★													
Launch process and management meetings	Ardea / BWIN									■	■										
Round I bids due	Counterparties														★ 7/27						
Bid review with Board	Ardea / PWP / DPW / Potter Anderson														■	■					
Round II																					
Confirmatory diligence and final bids	Ardea / BWIN															■	■	■	■	■	
Final bids due	Counterparties																				*Exact Date TBD*
Bid review with Board	Ardea / PWP / DPW / Potter Anderson																				*Exact Date TBD*
Final Negotiations & Signing																					
Final contract negotiations and Board approval	Ardea / PWP / DPW / Potter Anderson																				*Could be as short as 0-2 weeks*
Sign / announce	All																				★
Sign to Close																					
Regulatory review and shareholder vote	DPW / BWIN																				*3-6+ months*
Close / fund	All																				★

Disclaimer

Ardea Partners LP and Ardea Partners International LLP (collectively, "Ardea") has prepared and provided these materials and Ardea's related oral presentation (collectively, the "Confidential Information") solely for the information and assistance of the Board of Directors and/or senior management of intended recipient organization (the "Company") in connection with their consideration of the matters referred to herein. Without Ardea's prior written consent, the Confidential Information, and Ardea's preparation and provision of such Confidential Information, may not be used for any other purpose or reproduced, retransmitted, disclosed or otherwise referred to in any manner.

The Confidential Information is (a) for discussion purposes only and (b) speaks only as of the date it is given, reflecting prevailing economic, monetary, market and other conditions as in effect on, and the information made available to Ardea as of, such date. Ardea assumes no responsibility for updating or revising the Confidential Information. The views expressed herein are subject to change based upon a number of factors, including economic, monetary, market and other conditions and the Company's and any prospective counterparty's business and prospects. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses, and Ardea does not assume responsibility if future results are materially different from those forecast. The Confidential Information is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by Ardea, if any.

The Confidential Information has been prepared using publicly available information and information in reports, due diligence materials, forecasts, projections and other materials provided by or on behalf of the Company and/or any prospective counterparty. Ardea does not assume responsibility for and has relied on, without independent verification, the accuracy and completeness of such information. Ardea has not, and does not, provide advice for tax, legal, regulatory, actuarial, or accounting matters and the Company will remain solely responsible for all aspects of due diligence in connection with any transaction and the commercial assumptions on which any advice provided by Ardea is based. The Confidential Information does not address the underlying business decision of the Company to engage in any transaction or the relative merits of any strategic alternatives referred to herein as compared to any other alternative that may be available to the Company.

Ardea and its affiliates and/or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products relating to the Company or its affiliates, potential parties to a transaction and their affiliates or persons that are competitors, customers or suppliers of the Company.

Nothing herein or any previous or existing relationship between the Company and Ardea will be deemed to create a fiduciary duty or fiduciary or agency relationship between Ardea and the Company, its security holders, affiliates, employees or creditors.